EXHIBIT 10.51


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                            ELSINORE CORPORATION

                SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                       Dated as of September 29, 1998





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                        ELSINORE CORPORATION

           SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                  This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of September 29, 1998, and made by and between Elsinore Corporation, a Nevada corporation (the "Company"), and the investment accounts listed on the signature pages hereof (collectively, "Investor").

                                    RECITALS

                  WHEREAS, the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company, 50,000,000 shares of Series A Preferred Stock; and

                  WHEREAS, Investor will purchase the shares of Series A Preferred Stock in exchange for $18,000,000 original principal amount of 13 1/2% Second Mortgage Notes due 2001 (the "Mortgage Notes") issued by the Company pursuant to the Amended and Restated Indenture, dated March 3, 1997, among the Company, the Guarantors named therein, and First Trust National Association, as Trustee.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the Parties hereby agree as follows:

                     ARTICLE I. Purchase and Sale of Stock.

Section 1.1       Sale and Issuance of Series A Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of Nevada on or before the Closing (as such term is defined in Section 1.2) the Certificate of Designations, Preferences and Rights in the form attached hereto as Exhibit A (the "Certificate of Designations").

(b) On or prior to the Closing (as defined below), the Company shall have (i) authorized the sale and issuance to Investor of 50,000,000 shares of Elsinore Corporation cumulative convertible Series A Preferred Stock with a cumulative dividend of 6% and a liquidation preference of $0.36 per share, as evidenced by share certificates substantially in the form of Exhibit B attached hereto (the "Series A Preferred Stock"), and (ii) reserved the issuance of 93,000,000 shares of common stock of the Company to be issued upon a conversion of the Series A Preferred Stock (the "Conversion Shares"). The Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations and the Conversion Shares shall have the rights, preferences, privileges and restrictions of common stock of the Company as set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation").

(c) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to, and authenticate for, Investor at the Closing, 50,000,000 shares of the Series A Preferred Stock in exchange for the Mortgage Notes in the original aggregate principal amount of $18,000,000.

(d) Both the Company and Investor agree that the existing requirements governing the election of the Company's directors are adequate to provide for the election of directors by the holders of shares of Series A Preferred Stock, pursuant to the voting rights granted to such holders herein, in the certificate evidencing such shares of Series A Preferred Stock, in the Certificate of Designations, Preferences and Rights of Elsinore Corporation Series A Preferred Stock, dated September 23, 1998, or in other documents ancillary hereto or thereto, in the event of a default in the payment of dividends to such holders by the Company.

Section 1.2 Closing. The purchase and sale of the Preferred Stock shall take place at the office of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA 90071, on September 29, 1998, or at such other time and place the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company will deliver to Investor authorized, issued, and authenticated certificates representing 50,000,000 shares of the Series A Preferred Stock, and Investor will simultaneously deliver the Mortgage Notes to the Company.

           ARTICLE II. Representations and Warranties of the Company.

    The  Company  hereby  represents  and  warrants to Investor as follows:

Section 2.1       Organization and Qualification; Subsidiaries.

(a) The Company and each of its subsidiaries are corporations or limited partnerships duly organized, validly existing and in good standing under the laws of the State of Nevada, and have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted, except as disclosed in the SEC Reports (as defined in Section 2.6) filed prior to the date hereof, or where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  The term "Company Material Adverse Effect" means any change or effect (i) that would be materially adverse to the business, results of operations, conditions (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or (ii) that would impair the ability of the Company to consummate the transactions contemplated hereby.

(b) Each of the Company and its subsidiaries is duly qualified or licensed (excluding gaming and liquor licenses, which are covered by Section 2.4 hereof) and in good standing to do business in each jurisdiction in which property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, and to perform all of its obligations under any contract under which the Company or any of its subsidiaries (i) has any rights, (ii) has any obligation or liability, (iii) is, or any of the assets used or owned by it are bound, except as disclosed in the SEC Reports filed prior to the date hereof or where the failure to be so duly qualified or licensed and in good standing or to effect such performance would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c) The Company has heretofore furnished or made available to Investor complete and correct copies of the Company's Articles of Incorporation and the Company's bylaws, and the equivalent organizational documents of each of its subsidiaries, each as amended to the date hereof. The Company's articles of incorporation, the Company's bylaws, and the equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or its bylaws, and no subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents. The organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such subsidiaries.
(d) The Company has heretofore furnished or made available to Investor a complete and correct list of the subsidiaries of the Company, which list is attached hereto as Schedule 2.1(d) and sets forth the amount of capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly.

Section 2.2       Capitalization of the Company and its Subsidiaries.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock of which, as of the Closing, [4,929,313] shares were issued and outstanding, and 50,000,000 shares of preferred stock, 50,000,000 of which have been designated as Series A Preferred Stock (all of which will be sold to Investor pursuant to this Agreement) of which, after giving effect to the transactions contemplated hereby, 50,000,000 shares of Series A Preferred Stock will be issued and outstanding. All outstanding shares of capital stock of the Company have been validly issued, are fully paid, nonassessable and free of preempting rights and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom. Except for the conversion privileges of the Series A Preferred Stock or as set forth on Schedule 2.2(a) hereof, as of the Closing, there are

(i) no outstanding shares of capital stock or other voting securities of the Company;

(ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company;

(iii) no outstanding options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and

(iv) no outstanding equity equivalents, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (all stock and other securities described in this subsection (a) are collectively termed "Company Securities").

(b) Except as set forth on Schedule 2.2(b) hereto, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(c) Except as set forth on Schedule 2.2(c) hereto, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens").

(d) Except as set forth on Schedule 2.2(d) hereto, there are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other equity securities of any subsidiary of the Company.

(e) The Series A Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, dated as of the date hereof, between Investor and the Company (the "Registration Rights Agreement") and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Articles of Incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and under applicable state and federal securities laws.

Section 2.3 Power and Authority. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder and the common stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally (collectively, the "Bankruptcy Exceptions");

(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

Section 2.4 Compliance.

(a) Except as set forth in Schedule 2.4(a) or as disclosed in the SEC Reports filed prior to the date hereof, the Company, its subsidiaries and affiliates, and their respective officers or directors or, to the best knowledge of the Company, their respective agents or employees (if any), have been and are in compliance with all applicable laws and regulations of foreign, federal, state and local governmental authorities applicable to the businesses conducted by any of the Company and its subsidiaries (including without limitation any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to current or contemplated casino, liquor related activities and gaming activities and operations, including, without limitation, the Nevada Gaming Control Act, as amended, and the Indian Gaming Regulatory Act, and the rules and regulations promulgated thereunder, or applicable to the properties owned or leased and used by the Company or its subsidiaries (collectively, "Gaming Laws")), except where the failure to be in compliance with such laws and regulations would not have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries or affiliates, has received notice of any claim of violation, or of any actual violation, of any such laws and regulations, by the Company or any of its subsidiaries, except where such failure or violation (whether actual or claimed) would not have a Company Material Adverse Effect. Except as set forth in Schedule 2.4(a) or as disclosed in the SEC Reports filed prior to the date hereof , none of the Company or its subsidiaries, any officer, director or, to the knowledge of the Company, affiliate or stockholder thereof, has received any written claim, demand, notice, complaint, court order or administrative order from any governmental authority since asserting that a license of it or them, as applicable, under any Gaming Laws should be revoked or suspended.

(b) Except as set forth in Schedule 2.4(b) or as disclosed in the SEC Reports filed prior to the date hereof, each of the Company and its subsidiaries has and currently possesses, and is current on all fees with regard to, all franchises, certificates, licenses, permits and other authorizations from any governmental authorities and has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, information, and other rights that are necessary to each of the Company and its subsidiaries for the present ownership, maintenance and operation of its business, properties and assets (including, without limitation, all gaming and liquor licenses), except where the failure to possess such franchises, certificates, licenses, permits, and other authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and other rights (other than those required to be obtained by the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas and the National Indian Gaming Commission (collectively referred to as the "Gaming Authorities"), including approvals under the Gaming Laws) would not have a Company Material Adverse Effect; and none of the Company and its subsidiaries is in violation of any thereof, except where such violation would not have a Company Material Adverse Effect.

(c) Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries is in violation of, or has violated (with or without notice or lapse of time), any applicable provisions of
(i) any laws, rules, statutes, orders, ordinances or regulations, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, which, individually or in the aggregate, would have a Company Material Adverse Effect.

(d) Except as set forth in Schedule 2.4(d) or as disclosed in the SEC Reports filed prior the date hereof, (i) the Company and each of its subsidiaries is, and has been, in full compliance with all of the terms and requirements of each award, decision, injunction, judgment, order, ruling, subpoena, or verdict (each, an "Order") entered, issued, made, or rendered by any court, administrative agency, or other governmental entity, officer or authority or by any arbitrator to which it, or any of the assets owned or used by it, is or has been subject, and (ii) no event has occurred or circumstance exists that could reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or its subsidiaries, or any of the assets owned or used by the Company or its subsidiaries, is subject, except where such non-compliance, violation or failure to comply would not have a Company Material Adverse Effect.

(e) Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries has received any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or any of its subsidiaries, or any of the assets owned or used by the Company or any of its subsidiaries, is or has been subject and which would have a Company Material Adverse Effect.

(f) Except as  disclosed  in Schedule  2.4(f),  attached  hereto,  or in the SEC
Reports filed prior to the date hereof, no investigation or review by any government entity, officer or authority with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any government entity, officer or authority indicated an intention to conduct the same, other than, in each case, those which would not have a Company Material Adverse Effect.

(g) Subject in part to the truth and accuracy of Investor's representations set forth in Article III of this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

Section 2.5 Non-Contravention; Required Filings and Consents.

(a) Except as set forth in Schedule 2.5 hereto and as contemplated by Section 2.5(b), the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not:

(i) contravene or conflict with the Company's Articles of Incorporation or bylaws, or the equivalent organizational documents of any of its subsidiaries, or any resolution adopted by the Company's board of directors or stockholders, or the board of directors, managing partner, limited partners, general partners, members, or stockholders of any of the Company's subsidiaries;

(ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any of its subsidiaries, or any of their respective properties;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity, official or authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any authorization that is held by the Company or any of its subsidiaries, or that otherwise relates to the business of, or any of the assets owned by, the Company or any of its subsidiaries;

(iv) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries, or any of their respective properties, or allow the acceleration of the performance of, any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries, or any of their respective assets or properties is subject or bound; and

(v) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries, except in the case of clauses (i), (ii), (iii) and
(iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any governmental entity, official or authority (either domestic or foreign) other than:

(i) the filing of the Certificate of Designations with the Secretary of State of Nevada; and

(ii) other  filings that have been made or taken on or before the Closing  Date.

Section 2.6 SEC Reports.

(a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC").

(i) The Company has made available to Investor, in the form filed with the SEC, the Company's (A) quarterly reports on Form 10-Q filed by the Company with the SEC since January 1, 1998, (B) all current reports on Form 8-K, (C) all information statements on Form 14C, and (D) all registration statements filed by the Company with the SEC since January 1, 1998 (collectively and as amended as required, including the exhibits thereto, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such SEC Reports were filed. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) No subsidiary of the Company is required, as of the date hereof, to file any form, report, or other document with the SEC under Section 12 of the Exchange Act.

(iii) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present in all material respects, in conformity with generally accepted accounting principles set forth in opinions and pronouncements of the Financial Accounting Standards Board and of the Accounting Principles Board of the American Institute of Certified Public Accountants or by such other entity as may be approved by a significant segment of the United States accounting profession, in each case as the same are applicable to the circumstances as of the date of determination ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The Company has heretofore made available or promptly will make available to Investor a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to the SEC Reports.

(b) Except as set forth in Schedule 2.6(b) hereto, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for:

(i) liabilities set forth in the audited balance sheet of the Company dated June 30, 1998 or on the notes thereto, contained in the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 1998;

(ii) liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1998; and

(iii) liabilities which would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 2.7 Absence of Certain Changes. Except as set forth in Schedule 2.7 hereto or as disclosed in the SEC Reports filed prior to the date hereof, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock;

(b) any incurrence, assumption or guarantees by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business;

(c) any making of any loan, advance or capital contributions to, or investments in, any other person;

(d) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(e) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed and publicly available prior to the date of this Agreement, or any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed;

(f) except termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer;

(g) any damage, destruction or loss (other than a decline of revenue or net income), whether or not covered by insurance, that would be expected to have a Company Material Adverse Effect;

(h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to any of their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries or any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement;

(i) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or

(j) any other change (other than a decline of revenue or net income) which would have a Company Material Adverse Effect.

Section 2.8 No Brokers. The Company has not employed any broker, finder or financial advisor or incurred any liability for any brokerage fees, commissions, finders' or financial advisory fees in connection with the transactions contemplated hereby.

Section 2.9 Absence of Litigation. Except as disclosed in the SEC Reports filed prior to the date hereof or in Schedule 2.9 hereto, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties or the Company's board of directors before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would have a Company Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Registration Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. Except as disclosed in the SEC Reports filed prior to the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties or the Company's board of directors before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which alleges any criminal action or inaction. Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Company Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, other than the Confirmation Order (as defined in Section 2.17). Except as disclosed in the SEC Reports filed prior to the date hereof, there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

Section 2.10 Taxes. Except as set forth in Schedule 2.10 hereto or as disclosed in the SEC Reports filed prior to the date hereof:

(a) the Company and its subsidiaries have filed, been included in or sent, all material returns, material declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined herein) with respect to any material income, properties or operations of the Company or any of its subsidiaries (collectively, "Returns");

(b) as of the time of filing, the Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its subsidiaries and any other material information required to be shown therein;

(c) the Company and its subsidiaries have timely paid or made provision for all material Taxes that have been shown as due and payable on the Returns that have been filed;

(d) the Company and its subsidiaries have made or will make provision for all material Taxes payable for any periods that end before the Closing for which no Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

(e) the charges, accruals and reserves for Taxes reflected on the books of the Company and its subsidiaries are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company and its subsidiaries;

(f) neither the Company nor any of its subsidiaries is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material Return (other than extensions granted to the Company for the filing of its Returns as set forth in Schedule 2.10), which Return has not since been filed or sent;

(g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or any of its subsidiaries other than those Taxes being contested in good faith by appropriate proceedings and set forth in
Schedule 2.10 (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question);

(h) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings; and

(i) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries).

                  "Tax" or "Taxes" means all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

Section 2.11      Employee Benefits.

(a) As used in this Section 2.11, "Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or terminated employee of the Company or any ERISA Affiliate. As used in this Section 2.11, "ERISA Plan" means each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA.

(b) [intentionally omitted]

(c) Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA, including any "withdrawal liability" (within the meaning of Section 4201 of ERISA) with respect to any benefit plan, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title.

(d) Neither the Company nor any ERISA Affiliate, nor, to the knowledge of the Company, any ERISA Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust would be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Internal Revenue Code of 1986, as amended (the "Code"), except for such penalties and Taxes which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e) All contributions required to be made with respect to any ERISA Plan (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Closing have been timely made.

(f) To the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code except where such noncompliance would not be expected to have a Company Material Adverse Effect.

(g) Each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code has been drafted with the intention to be so qualified and has received a favorable determination letter from the Internal Revenue Service on or before the date hereof. (h) To the Company's knowledge, except as reasonably estimated and as set forth in Schedule 2.11

(h), no amounts payable under the Plans as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by application of section 280G of the Code.

(i) Except as set forth on Schedule 2.11(i) hereto, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service, other than:

   (i) coverage mandated by applicable law; or

   (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA). (j) Except as provided in
Schedule 2.11

(j) hereto, the consummation of the transactions contemplated by this Agreement will not:

   (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment; or

   (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

(k) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

(l) The Company has reserved the right to amend or terminate any Plan which is a welfare benefit plan, as that term is defined in section 3(1) of ERISA.

Section 2.12 Intellectual Property. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 2.12 hereto, the Company and each of its subsidiaries owns, or is licensed or has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business substantially as currently conducted. To the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person, and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any
Intellectual   Property  owned  by  and/or   licensed  to  the  Company  or  its
subsidiaries, except in each case for such infringements or failures to own or be licensed as would not, individually or in the aggregate, have a Company Material Adverse Effect. "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and any registration in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

Section 2.13      Material Contracts.

(a) [intentionally omitted]

(b) Except as disclosed in the SEC Reports filed prior to the date hereof, assuming each contract or agreement that has been or is required to be filed as an exhibit to a Form 10-K by the Company with the SEC (collectively, the "Material Contracts") constitutes a valid and binding obligation of each other party thereto, each Material Contract is a valid and binding obligation of the Company or a subsidiary of the Company, as the case may be. To the Company's knowledge, each Material Contract is a valid and binding obligation of each other party thereto, and each such Material Contract is in full force and effect and is enforceable by the Company or its subsidiaries in accordance with its terms, except as enforcement may be limited by the Bankruptcy Exceptions and subject to the general principles of equity. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company or any of its subsidiaries (or, to the knowledge of the Company, any other party thereto) under any of the Material Contracts except for defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 2.14      Insurance.

(a) The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is consistent with industry practice for companies engaged in similar businesses, and of at least similar size, to that of the Company and its subsidiaries, and the Company and each of its subsidiaries have maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or its subsidiaries or any of any properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its subsidiaries.

(b) Except as disclosed in the SEC Reports filed prior to the date hereof, each material insurance policy of the Company or its subsidiaries is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which, individually or in the aggregate, would have a Company Material Adverse Effect.

Section 2.15      Labor Matters.

(a) Except as set forth in Schedule 2.15(a) hereto or as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries, and the Company has no knowledge of any material activities or proceedings:

   (i) involving any unorganized employees of the Company or its subsidiaries seeking to certify a collective bargaining unit; or

   (ii) of any labor union to organize any of the employees of the Company or its subsidiaries.

(b) There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened which is likely to interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect.

(c) Except as set forth in Schedule 2.15(c) hereto or as disclosed in the SEC Reports filed prior to the date hereof, the Company and each of its subsidiaries have paid in full, or fully accrued for in their financial statements, all wages, salaries, commissions, bonuses, severance payments, vacation payments, holiday pay, sick pay, pay in lieu of compensatory time and other compensation due or to become due to all current and former employees of the Company and of each of its subsidiaries for all services performed by any of them on or prior to the date hereof. The Company and each of its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining and the payment and withholding of Taxes and other sums required by governmental authorities.

(d) Property. Except as set forth in Schedule 2.16 or as disclosed in the SEC Reports filed prior to the date hereof, the Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except for those disclosed in the financial statements and except Liens for Taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Company Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Company Material Adverse Effect.

Section 2.16 Bankruptcy. The plan of reorganization of the Company, which became effective on February 28, 1997, has been confirmed by the appropriate court, and the confirmation order issued by such court (the "Confirmation Order") has been entered. All motions for rehearing or reconsideration of the Confirmation Order have been denied or withdrawn. The time allowed for appeals of the Confirmation Order has expired without any appeal having been taken or, if the confirmation order has been appealed, no stay is in effect. The Company has not defaulted and has fully complied with the Confirmation Order in all material respects.

Section 2.17 Environmental Matters. Except as set forth on Schedule 2.18 or as disclosed in the SEC Reports filed prior to the date hereof, (i) the Company and its subsidiaries are in compliance with all Environmental Laws (as defined herein), except where the failure to be in compliance would not have a Company Material Adverse Effect, and (ii) to the best knowledge of the Company, there are not, with respect to the Company or any of its subsidiaries, any past violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, contractual obligations or other legal requirements that could reasonably be agreed to give rise to any liability, cost or expense under any Environmental Laws, which liabilities, costs or expenses, either individually or in the aggregate, would have a Company Material Adverse Effect. As used in this Section 2.18, the term "Environmental Laws" means the applicable common law and all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of, or exposure to, chemicals, pollutants, contaminants, asbestos-containing materials or industrial, toxic or hazardous substances or wastes into the environment, as well as all applicable authorizations or codes, decrees, injunctions, judgments, licenses, orders, permits or regulations in effect thereunder.

Section 2.18      Representations Complete.

(a) The Company has fully provided Investor with all the information that Investor has requested for deciding whether to purchase the Preferred Stock and all information that the Company believes is reasonably necessary to enable Investor to make such decision.

(b) To the best of Company's knowledge, neither this Agreement, the Registration Rights Agreement nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

Section 2.19 Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

ARTICLE III.    Representations and Warranties of Investor.

                  Investor hereby represents and warrants that:

Section 3.1 Authorization. Investor has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and

(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.2       [intentionally omitted].

Section 3.3 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

Section 3.4 Investment Experience. Investor is an investor in securities of companies in similar financial condition as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

Section 3.5 Investor represents it has not been organized for the purpose of acquiring the Securities, and Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Securities and Exchange Commission Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended.

Section 3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities (except under Rule 144) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Registration Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances;

provided, however, that nothing in this Section 3.6 shall be construed so as to limit the ability of any of the investment accounts listed on the signature pages hereof which constitute the Investor to exchange, sell, or otherwise transfer all or any portion of the Securities to or with another of such investment accounts.

Section 3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE,
PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

ARTICLE IV. Conditions of Investor's Obligations at Closing.

                  The obligations of Investor under subsections 1.2 of this Agreement are subject to the fulfillment or waiver by investor on or before the Closing of each of the following conditions.

Section 4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

Section 4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 4.3 Compliance Certificate. The President of the Company shall deliver to Investor at the Closing a certificate stating that the conditions specified in Sections 4.1, 4.2, 4.3, and 4.7 have been fulfilled.

Section 4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

Section 4.6 Closing of Exchange Agreement . All conditions precedent to the effectiveness of that certain Exchange Agreement dated as of the date hereof between the Company and the Investor (other than the effectiveness of this Agreement) shall have been satisfied or waived in accordance with the terms thereof.

Section 4.7 Registration Rights Agreement. The Company and Investor shall have entered into the Registration Rights Agreement in the form attached as Exhibit C.

ARTICLE V.  Conditions of the Company's Obligations at Closing.

                  The   obligations  of  the  Company  to  Investor  under  this
Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

Section 5.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

Section 5.2 Payment of Purchase Price. Investor shall have delivered Mortgage Notes in the original aggregate principal amount of $18,000,000, as specified in
Section 1.2.

Section 5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the-United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

ARTICLE VI.  MISCELLANEOUS.

Section 6.1 Survival of Representations, Warranties, and Covenants. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

Section 6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.5 Liability The obligations and liabilities of the constituent investment accounts of Investor under this Agreement shall be several, to the extent of each such investment account's respective percentage ownership interest of issued and outstanding shares of common stock of Company, and not joint. Company has designated Morgens, Waterfall, Vintiadis & Company, Inc. ("Morgens, Waterfall") as its agent for the sole purpose of receiving communications from, and sending communications to, such investment accounts in connection with this Agreement. None of Morgens, Waterfall, John C. Waterfall, or Edwin H. Morgen individually, nor any officers, directors, employees, agents, or controlling persons of Morgens, Waterfall, shall have any obligations or liabilities under or in connection with this Agreement by reason of the foregoing or for any other reason.

Section 6.6 Titles and Subtitles. The Section headings, titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.7 Notices. Unless otherwise provided, all notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if

(a)      delivered personally (effective upon delivery),

(b) mailed by certified mail, return receipt requested, postage prepaid (effective five (5) business days after dispatch),

(c) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or

(d) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance notice to the other parties.

Section 6.8 Finder's Fee.

(a) Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

(b) The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Section 6.9 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs, with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement or the Certificate of Designations, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the common stock issuable or issued upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

Section 6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 6.12 Aggregation of Stock. All shares of the Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  [Remainder of page intentionally left blank.]

                  WITNESS, the due execution hereof by the respective duly authorized general partner or officer of the undersigned as of the date first written above.

                                    ELSINORE CORPORATION

                                    By:   /s/ Jeffrey T. Leeds
                                    Name:  Jeffrey T. Leeds
                                    Title:  President

                                    INVESTOR:

                                    BETJE PARTNERS
                                    ENDOWMENT RESTART LLC
                                    MORGENS WATERFALL INCOME PARTNERS, L.P.
                                    PHOENIX PARTNERS, L.P.
                                    MWV EMPLOYEE RETIREMENT PLAN GROUP TRUST
                                    RESTART PARTNERS, L.P.
                                    RESTART PARTNERS II, L.P.
                                    RESTART PARTNERS III, L.P.
                                    RESTART PARTNERS IV, L.P.
                                    RESTART PARTNERS V, L.P.


                                    By:   /s/ John C. "Bruce" Waterfall
                                    Name:  John C. "Bruce" Waterfall
                                    Title:  Authorized Signatory

                                               EXHIBIT A


                                       CERTIFICATE OF DESIGNATIONS
                                  (See Exhibit 3.3 attached to Form 8-K)

                                                EXHIBIT B


                               FORM OF SERIES A PREFERRED STOCK CERTIFICATE

                                                EXHIBIT C


                                  FORM OF REGISTRATION RIGHTS AGREEMENT
                                 (See Exhibit 10.50 attached to Form 8-K)

         SCHEDULES TO ELSINORE CORPORATION SERIES A PREFERRED STOCK
                   PURCHASE AGREEMENT DATED SEPTEMBER 29, 1998


Schedule 2.1(d)                     Subsidiaries of the Company

Schedule 2.2(a)                     Capitalization of the Company an
                                      Its Subsidiaries

Schedule 2.2(b)                     Other Obligations

Schedule 2.2(c)                     Liens

Schedule 2.2(d)                     Options

Schedule 2.4(a)                     Compliance

Schedule 2.4(b)                     Licenses

Schedule 2.4(d)                     Compliance with Orders

Schedule 2.4(f)                     Investigations and Reviews

Schedule 2.5                        Noncontravention; Required Filings and
                                      Consents

Schedule 2.6(b)                     Liabilities

Schedule 2.7                        Absence of Certain Changes

Schedule 2.9                        Pending or Threatened Litigation

Schedule 2.10                       Taxes

Schedule 2.11(h)                    Payments Non-Deductible

Schedule 2.11(i)                    Benefits Beyond Termination

Schedule 2.11(j)                    Severance or Unemployment Compensation;
                                      Acceleration of Vesting

Schedule 2.12                       Intellectual Property

Schedule 2.15(a)                    Labor Matters

Schedule 2.15(c)                    Payment of Benefits

Schedule 2.16                       Real Property

Schedule 2.18                       Environmental Matters


                                             SCHEDULE 2.1(d)
                                       Subsidiaries of the Company


Subsidiaries of the Company as of the closing date:

        Name of                State of                  D.B.A.                          Company's
       Subsidiary           Corporation or                                            Equity Interest
                             Organization                                              in Subsidiary
------------------------- -------------------- ---------------------------- ------------------------------------

Four Queens, Inc.               Nevada                 Four Queens                         100%
                                                     Hotel & Casino

 Pinnacle Gaming Corp.          Nevada           Elsinore Manufacturing                    100%
                                                          Corp.

 Elsub Management Corp.         Nevada           Elsub Management Corp.                    100%

 Palm Springs East L.P.         Nevada           Palm Springs East L.P.      90% (by Elsub Management Corp. as
                                                                                     general partner)

  Olympia Gaming Corp.          Nevada            Olympia Gaming Corp.                     100%

      Four Queens               Nevada                 Four Queens                         100%
    Experience Corp.                                Experience Corp.

   Eagle Gaming, Inc.           Nevada             Eagle Gaming, Inc.                      100%

  Elsinore Tahoe, Inc.          Nevada            Elsinore Tahoe, Inc.                     100%

      Elsub Corp.             New Jersey            Elsub Corporation                      100%

      Elsinore of             New Jersey               Elsinore of                 100% (by Elsub Corp.)
    New Jersey, Inc.                                New Jersey, Inc.

      Elsinore of             New Jersey               Elsinore of            84.3% (Elsinore of New Jersey,
  Atlantic City, L.P.                              Atlantic City, L.P.           Inc. as general partner)

     Elsinore Shore           New Jersey        Elsinore Shore Associates       91.5% (54.3% by Elsinore of
       Associates                                                            Atlantic City, L.P. and 45.7% by
                                                                                  Pinnacle Gaming Corp.)

Elsinore Finance Company      New Jersey        Elsinore Finance Company                   100%


                                             SCHEDULE 2.2(a)
                            Capitalization of the Company and its Subsidiaries


1. Pursuant to the Management Agreement among the Company, Four Queens, Inc. and Riviera Gaming Management Corp. - Elsinore effective April 1, 1997, Riviera Gaming Management Corp. received warrants to purchase 1,125,000 shares of the Company's Common Stock at $1 per share (the "Riviera Warrants").

2. Pursuant to the First Amended Plan of Reorganization of the Company filed May 28, 1996 in the United States Bankruptcy Court for the District of Nevada (the "Plan" or the "Plan of Reorganization"), certain creditors of the Company are to be issued 70,687 shares of common stock.

3. The Company has, as of the closing date, outstanding 4,929,313 shares of common stock.

                                             SCHEDULE 2.2(b)
                                            Other Obligations


None.

                                             SCHEDULE 2.2(c)
                                                  Liens


None.

                                             SCHEDULE 2.2(d)
                                                 Options


None.

                                             SCHEDULE 2.4(a)
                                                Compliance


The Company has received notice from the Nevada Division of Insurance, Department of Business & Industry, that the Company is out of compliance with the tangible net worth requirement for workers' compensation self-insurance. If the Company fails to provide the Department of Business & Industry with audited September 30, 1998 financial statements by November 15, 1998 and meet the tangible net worth requirement, the Company may be required to post a bond of $2.5 million.

                                             SCHEDULE 2.4(b)
                                                 Licenses


1. The New Jersey Casino Service Industry License held by Four Queens, Inc. is currently in effect, however, it will expire on May 31, 2001.

2. Olympia Gaming Corporation has not renewed its gaming license, issued by the State of Washington.

                                             SCHEDULE 2.4(d)
                                          Compliance with Orders


None.

                                             SCHEDULE 2.4(f)
                                        Investigations and Reviews


The Company has received notice from the Nevada Division of Insurance, Department of Business & Industry, that the Company is out of compliance with the tangible net worth requirement for workers' compensation self-insurance. If the Company fails to provide the Department of Business & Industry with audited September 30, 1998 financial statements by November 15, 1998 and meet the tangible net worth requirement, the Company may be required to post a bond of $2.5 million.

                                               SCHEDULE 2.5
                             Non-contravention; Required Filings and Consents


None.

                                             SCHEDULE 2.6(b)
                                               Liabilities


None.

                                               SCHEDULE 2.7
                                                 Changes


Indebtedness Incurred by the Company

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $505,206.30 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $297,000 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $200,633 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $399,813 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $336,770 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $149,500 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $216,552 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $1,197,688 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $534,983 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein.


Employment/Severance/Termination Agreements

1. Termination Fee Agreement dated as of May 5, 1998 by and between Four Queens, Inc., a Nevada corporation and Gina L. Contner.

2. Termination Fee Agreement dated as of May 5, 1998 by and between the Four Queens, Inc., a Nevada corporation and Raquel Rodriguez.

3. Termination Fee Agreement dated as of May 5, 1998 by and between the Four Queens, Inc., a Nevada corporation and Philip W. Madow.

4. Loan-Out of Services Agreement dated as of August 12, 1996, by and between Four Queens, Inc. and Riviera Gaming Management Elsinore, Inc., as Manager, pursuant to which the Manager agreed to lend the services of three of the Manager's employees (Gina Contner, Racquel Rodriguez, Maggie Jenkins, and Yvonne Hillier) to assist with the management of the Four Queens Hotel & Casino and Four Queens has agreed to reimburse the Manager for the services provided.


Changed Accounting Methods

The Company changed its accounting method after the Plan of Reorganization was confirmed to reflect "fresh start" reporting, whereby the reorganization value is allocated to the Company's assets following the methodology prescribed in APBO No. 16.


Corporate Status

The Company filed Articles of Dissolution with the Nevada Secretary of State in order to dissolve two of the Company's subsidiaries: Elsinore-Missouri Gaming, Inc., a Nevada corporation and Mojave Gaming, Inc., a Nevada corporation.


Employee Retention Plan

On September 5, 1998, the Board of Directors authorized and approved the Company's Employee Retention Plan providing termination benefits to approximately ten employees, some of whom may also receive "stay-put" bonuses on January 1, 2000 and on January 1, 2001.

                                               SCHEDULE 2.9
                                     Pending or Threatened Litigation


Case No. A370692 - Maliki S. Elshaied v. Four Queens, Inc. A former employee filed a petition for judicial review. Four Queens' labor counsel filed a notice of intent to participate on June 17, 1997.

Case No. A366865 - Celia Amaya v. Four Queens, Inc. The complaint, which was filed on November 22, 1996, alleges plaintiff was hit by a vehicle and pieces of a falling wall when a valet hit a wall and rail. Damages in excess of $10,000 were requested in the complaint. The Company has asserted that the claim arose post-petition but pre-effective date and that the plaintiff should have filed an administrative claim.

Case No. A348749 - William Williams III v. Four Queens, Inc. This matter was stayed by the bankruptcy proceeding. The amount of the claim (which is classified as a Class 10 claim) will be liquidated in the state court.

Case No. CV-S-92-00662 - Hansen-Moor v. Elsinore. The complaint alleges RICO violations.

Case Nos. 89-2413 and 89-2143 Finkler v. Elsinore Share Associates and Hotel Employees and Restaurant Employees International Union Local 54 v. Elsinore Share Associates. These complaints allege WARN Act violations as well as other claims for damages. As of the closing date, the claims are on appeal before both the Third Circuit Court of Appeals and the Ninth Circuit Bankruptcy Appellate Panel.

Case No. A382417 - Rita Lorden v. Four Queens, Inc. This is a slip-and-fall case, which is in the discovery stage as of the closing date. The amount of damages claimed is less than $40,000; thus, it is in arbitration.

Harry C. Hagerty, III, has asserted by a letter dated September 14, 1998 that the transactions contemplated by the Series A Preferred Stock Purchase Agreement dated September __, 1998 may be unfair to minority shareholders of the Company.

                                              SCHEDULE 2.10
                                                  Taxes


1. The Company and its subsidiaries have received an extension to September 15, 1998 on the filing of their Federal Income Tax Returns.

2. The Company and its subsidiaries have an extension to October 15, 1998 on the filing of on their State Taxes with California and New Jersey.

3.       The Company is in receipt of a letter dated May 29,  1997,  from George
         W. Stevens, Director, Department of Finance and Business Services, City of Las Vegas, Nevada addressed to Four Queens Hotel & Casino claiming an underpayment of room taxes to the City for the period of January 1, 1995 through March 31, 1997 in the amount of $60,160.59. The Company is contending that this claim is barred by the Company's bankruptcy filing on October 31, 1995. The City of Las Vegas has yet to respond as of the closing date.

                                             SCHEDULE 2.11(h)
                                         Payments Non-Deductible


None.

                                             SCHEDULE 2.11(i)
                                       Benefits Beyond Termination


None.

                                             SCHEDULE 2.11(j)
                                 Severance or Unemployment Compensation;
                                         Acceleration of Vesting


None.

                                              SCHEDULE 2.12
                                          Intellectual Property


None.

                                             SCHEDULE 2.15(a)
                                              Labor Matters


Labor agreement between United Brotherhood of Carpenters and Joiners of America, Local Union No. 1780, Southern California/Nevada Regional Council of Carpenters and Four Queens Hotel and Casino for the period January 15, 1997 through January 14, 2000.

Labor agreement between International Brotherhood of Painters & Allied Trades, Local Union No. 159, AFL-CIO and Four Queens Hotel & Casino for the period September 1, 1997 through August 31, 2000.

Labor agreement between International Union of Operating Engineers Local No. 501, AFL-CIO and Four Queens, Inc. d/b/a Four Queens Hotel & Casino for the period April 1, 1997 through March 31, 2002.

Labor agreement between Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995 and Four Queens Hotel & Casino for the period December 1, 1997 through November 30, 2002.

Labor agreement between Local Joint Executive Board of Las Vegas, for and on behalf of Culinary Workers Union, Local No. 226 and Bartenders Union, Local No. 165, and Four Queens Hotel & Casino and the for the period September 1, 1997 through a future date subject to negotiations with other downtown properties.

                                             SCHEDULE 2.15(c)
                                           Payment of Benefits


None.

                                              SCHEDULE 2.16
                                              Real Property


None.

                                              SCHEDULE 2.18
                                          Environmental Matters


None.